Exhibit 99.1

Revance Releases Third Quarter 2018 Results

- Chief Financial Officer Toby Schilke and Interim Head of Commercial- Aesthetics & Therapeutics Dustin Sjuts to assume roles on November 5 -

NEWARK, Calif., November 1 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing next-generation neuromodulators for use in treating aesthetic and therapeutic conditions, today announced results for the third quarter ended September 30, 2018.

Recent Company Highlights and Upcoming Milestones for DaxibotulinumtoxinA for Injection (RT002)

•
Plans to report the SAKURA 3 open-label, long-term safety study of RT002 for the treatment of glabellar (frown) lines before the end of the fourth quarter of 2018. Revance remains on track to file its Biologics Licensing Application (BLA) with the U.S. Food and Drug Administration (FDA) in the first half of 2019.

•	Expects to initiate two Phase 2 trials for RT002 before year end, one for the treatment of plantar fasciitis and the other for the treatment of adult upper limb spasticity.

•
Appointed Tobin C. Schilke as chief financial officer, effective November 5, 2018. Mr. Schilke was previously chief financial officer of Achaogen, Inc. Prior to Achaogen, he spent 13 years in senior management roles at Roche and Genentech, leading significant finance and strategic initiatives.

•
Announced promotion of Dustin Sjuts to interim head of commercial - aesthetics & therapeutics, effective November 5, 2018, due to the departure of Todd Zavodnick, chief commercial officer, who has accepted a chief executive officer role with a private non-aesthetic pharmaceutical company. Prior to joining Revance, Dustin held leadership positions at Nestle Skin Health and Allergan, having developed and executed key sales and marketing strategies in the United States and China.

"We look forward to an impactful fourth quarter," said Dan Browne, president and chief executive officer at Revance. "In addition to the initiation of two new Phase 2 trials for RT002, we're excited to report the topline results of SAKURA 3 long-term safety study before year end. This will represent one of the largest data sets collected with a neuromodulator for an aesthetic indication, with nearly 2,700 patients treated up to three treatment cycles and followed for up to 84 weeks. The upcoming data from this study, coupled with the results from our two prior SAKURA pivotal trials, should fortify RT002’s potential for a twice-a-year dosing regimen to safely and effectively alleviate the appearance of frown lines. Additionally, we are pleased with the appointment of Toby Schilke as our chief financial officer and the promotion of Dustin Sjuts to be the interim head of our commercial organization. Toby and Dustin’s expertise and global business insights will be instrumental to the Revance team as we approach the expected commercial launch of RT002."

Summary Financial Results
Cash, cash equivalents and investments as of September 30, 2018 were $208.4 million.
Revenue for the three and nine months ended September 30, 2018 was $2.4 million and $3.2 million compared to $0.1 million and $0.2 million for the same periods in 2017, respectively. The revenue recognized during 2018 represents the portion of revenue earned from the $25 million upfront payment from Mylan under the biosimilar collaboration and license agreement.
Research and development expenses for the three and nine months ended September 30, 2018 were $21.8 million and $67.0 million compared to $21.6 million and $59.4 million for the same periods in 2017, respectively. The change in research and development expenses is primarily due to the cervical dystonia ASPEN Phase 3 clinical trial implementation costs, biosimilar collaboration costs, and increased costs to support manufacturing, quality efforts and research.
General and administrative expenses for the three and nine months ended September 30, 2018 were $14.2 million and $40.5 million compared to $9.1 million and $25.5 million for the same periods in 2017, respectively. The increase in general and administrative expenses is primarily due to increased costs related to personnel, consulting and pre-commercial activities to support future product launches.

Total operating expenses for the three and nine months ended September 30, 2018 were $36.0 million and $107.5 million compared to $30.8 million and $84.9 million for the same periods in 2017, respectively. Stock-based compensation for the three and nine months ended September 30, 2018 was $4.1 million and $12.4 million, respectively. When excluding depreciation, stock-based compensation, and a non-recurring milestone liability, total operating expenses for the three and nine months ended September 30, 2018 were $30.5 million and $92.8 million, respectively.
Net loss for the three and nine months ended September 30, 2018 was $32.8 million and $102.0 million compared to $30.7 million and $84.7 million for the same periods in 2017, respectively.
2018 Financial Outlook
Revance reiterates its financial outlook provided in January 2018. Revance expects cash burn for 2018 to be in the range of $117 to $137 million. Revance expects 2018 GAAP operating expense to be in the range of $128 to $154 million, which when excluding depreciation of $1 to $3 million and estimated stock-based compensation of $17 to $21 million, results in projected 2018 non-GAAP operating expense of $110 to $130 million, driven by increased research and development expenditure and launch preparation activities. With three clinical programs and preparations to file the BLA for RT002 to treat glabellar (frown) lines all underway, Revance anticipates 2018 GAAP research and development expense to be in the range of $84 to $101 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $7 to $9 million, results in projected 2018 non-GAAP research and development expense of $76 to $90 million.
Conference Call
Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 2377607; or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning November 1, 2018 at 4:30pm PT/7:30pm ET to November 2, 2018 at 4:30pm PT/7:30pm ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 2377607. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.
About Revance Therapeutics, Inc.
Revance Therapeutics is an emerging Silicon Valley biotechnology leader developing neuromodulators for the treatment of aesthetic and therapeutic conditions. Revance uses a unique proprietary, stabilizing excipient peptide technology to create novel, differentiated therapies. The company’s lead compound, DaxibotulinumtoxinA for Injection (RT002), is in clinical development for a broad range of aesthetic and therapeutic indications, including glabellar lines, cervical dystonia, plantar fasciitis, upper limb spasticity and chronic migraine. RT002 has the potential to be the first long-acting neuromodulator. The company is advancing a robust pipeline of injectable and topical formulations of DaxibotulinumtoxinA. More information on Revance may be found at www.revance.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2018 financial outlook, expected cash burn and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, the initiation, design, timing and results of our clinical studies, including the SAKURA 3 study of RT002, ASPEN Phase 3 program, and related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; including our pre-commercialization plans and timing of our potential BLA filing for RT002 to treat glabellar (frown) lines; and statements about our ability to obtain regulatory approval with respect to our drug; and potential benefits of our drug product candidates and our excipient peptide and other technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our quarterly report on Form 10-Q filed August 3, 2018. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
INVESTORS
Revance Therapeutics, Inc.:
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

or

Burns McClellan, Inc.:
Ami Bavishi
(212) 213-0006
abavishi@burnsmc.com

or

MEDIA
General Media:
TOGORUN:
Mariann Caprino
(917) 242-1087
m.caprino@togorun.com

or

Trade Media:
Nadine Tosk
(504) 453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

Revance Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$45,132	$282,896
Short-term investments	163,260	—
Prepaid expenses and other current assets	7,492	2,315
Total current assets	215,884	285,211
Property and equipment, net	13,493	9,250
Restricted cash	730	580
Other non-current assets	2,944	658
TOTAL ASSETS	$233,051	$295,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,341	$6,805
Accruals and other current liabilities	15,718	12,225
Deferred revenue, current portion	8,749	—
Financing obligations	—	1,872
Total current liabilities	31,808	20,902
Derivative liability associated with Medicis settlement	2,763	2,613
Deferred revenue, net of current portion	13,009	—
Deferred rent	3,373	3,339
TOTAL LIABILITIES	50,953	26,854
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share — 95,000,000 shares authorized as of September 30, 2018 and December 31, 2017; 36,992,122 and 36,516,075 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	37	37
Additional paid-in capital	826,352	810,975
Accumulated other comprehensive loss	(133)	—
Accumulated deficit	(644,158)	(542,167)
TOTAL STOCKHOLDERS’ EQUITY	182,098	268,845
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$233,051	$295,699

Revance Therapeutics, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$2,362	$75	$3,242	$225
Operating expenses:
Research and development	21,848	21,643	66,968	59,357
General and administrative	14,155	9,148	40,505	25,511
Total operating expenses	36,003	30,791	107,473	84,868
Loss from operations	(33,641)	(30,716)	(104,231)	(84,643)
Interest income	996	341	3,099	999
Interest expense	—	(104)	(44)	(439)
Change in fair value of derivative liability associated with Medicis settlement	(45)	(44)	(150)	(211)
Other expense, net	(144)	(128)	(626)	(386)
Net loss	(32,834)	(30,651)	(101,952)	(84,680)
Unrealized gain (loss) on available for sale securities	90	72	(133)	3
Comprehensive loss	$(32,744)	$(30,579)	$(102,085)	$(84,677)
Basic and Diluted net loss attributable to common stockholders	$(32,834)	$(30,651)	$(101,952)	$(84,680)
Basic and Diluted net loss per share attributable to common stockholders	$(0.91)	$(1.01)	$(2.82)	$(2.86)
Basic and Diluted weighted-average number of shares used in computing net loss per share attributable to common stockholders	36,272,445	30,270,260	36,116,745	29,623,805

Revance Therapeutics, Inc.
2018 Financial Results

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Operating expense:
GAAP operating expense	$36,003	$107,473
Adjustments:
Stock-based compensation	(4,092)	(12,422)
Depreciation	(444)	(1,251)
Non-recurring milestone	(1,000)	(1,000)
Non-GAAP operating expense	$30,467	$92,800

Revance Therapeutics, Inc.
2018 Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Fiscal Year
	2018
	Low	High
Operating expense:
GAAP operating expense	$128,000	$154,000
Adjustments:
Stock-based compensation	(17,000)	(21,000)
Depreciation	(1,000)	(3,000)
Non-GAAP operating expense	$110,000	$130,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2018
	Low	High
R&D expense:
GAAP R&D expense	$84,000	$101,000
Adjustments:
Stock-based compensation	(7,000)	(9,000)
Depreciation	(1,000)	(2,000)
Non-GAAP R&D expense	$76,000	$90,000